Exhibit 23.1

John T. Boyd Company
Mining and Geological Consultants

Chairman

James W. Boyd

President

John T. Boyd II

CEO

Carlos F. Barrera

Managing Director and COO

Ronald L. Lewis

Vice Presidents

Robert J. Farmer

Jisheng (Jason) Han

John L. Weiss

Michael F. Wick

William P. Wolf

Managing Director - Australia

Jacques G. Steenekamp

Managing Director - China

Rongjie (Jeff) Li

Managing Director - North LATAM

Alejandro Echavarría

Pittsburgh

4000 Town Center Boulevard, Suite 300

Canonsburg, PA 15317

(724) 873-4400

(724) 873-4401 Fax

jtboydp@jtboyd.com

Denver

(303) 293-8988

jtboydd@jtboyd.com

Brisbane

61 7 3232-5000

jtboydau@jtboyd.com

Beijing

86 10 6500-5854

jtboydcn@jtboyd.com

Bogota

+57-3187072308

jtboydcol@jtboyd.com

www.jtboyd.com

February 24, 2026

File: 3871.010

Atlas Energy Solutions Inc.

5918 W. Courtyard Drive, Suite 500

Austin, TX 78730

Subject: Consent to be Named in Annual Report and Registration Statement

Ladies and Gentlemen:

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Annual Report on Form 10-K of Atlas Energy Solutions Inc. (the “Company”) for the year ended December 31, 2025 (the “Annual Report”). We hereby further consent to (i) the use in the Annual Report of information contained in our reports setting forth the estimates of reserves of the (a) OnCore Plants of Hi-Crush Operating, LLC (f/k/a Hi-Crush Inc.) (“Hi‑Crush Operating”) as of December 31, 2024, (b) Kermit Mine of Hi-Crush Operating as of December 31, 2023, and (c) Kermit and Monahans Mines of Atlas Sand Company, LLC as of December 31, 2023, (ii) the reference to us under the heading “Experts” in such Annual Report, and (iii) the incorporation by reference of such information in each of the (a) Registration Statement on Form S-8 (No. 333-270507) and (b) Registration Statement on Form S-3 (No. 333-279434) of the Company (in each case, including any amendment thereto, any related prospectus and any related prospectus supplement).

Respectfully submitted,

JOHN T. BOYD COMPANY

By:

Ronald L. Lewis Managing Director and COO